Exhibit 23.1

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado 80014
Telephone (303)306-1967
Fax (303)306-1944

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation of my report dated March 22, 2007 with respect to the financial statements of Croff Enterprises, Inc. included in the Company's 2006 Form 10-K.

RONALD R. CHADWICK, P.C.
Aurora, Colorado
March 22, 2007	/s/ Ronald R. Chadwick,P.C.